Exhibit 99.1

Q3 2009 Financial Results Conference Call October 29, 2009

2 Welcome Randy Battat, President & CEO Jeff Glidden, Vice President & CFO

3 Forward Looking Statements This presentation contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as "may," "could," "expect," "intend," "plan," "seek," "anticipate," "believe," "estimate," "predict," "potential," "pipeline", or "continue" or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements. Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in our Form 10K filed on February 24, 2009 with the Securities and Exchange Commission, or SEC, and our subsequent filings with the SEC. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement you see or hear during this presentation reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise. Reconciliations to generally accepted accounting principles (GAAP) for non-GAAP financial measures included in this presentation can be found in this presentation as posted on our website at www.airvana.com.

Q3 2009 Highlights As expected, some Billings moved from Q3 to Q4 We now expect Ericsson's acquisition of Nortel's CDMA business to close in November 2nd half outlook remains strong Continued strong market growth in mobile broadband services Femtocell progress in preparation for volume shipments 4

5 Q3 2009 Results Q3 2009 Financial Performance Billings $31.2M, as compared to $43.0M in Q3 2008 Q3 2009 shipments impacted by timing of Ericsson/NT CMDA acquisition Ericsson acquisition of Nortel's CDMA business expected to close in November 2009 Operating profit on Billings $832,000 Cash & investments $205M, or $3.29/share $ in Millions

Data & Smartphones Driving Growth 6 Source: Verizon and AT&T Q3 2009 earnings reports

EV-DO Products Update As expected, some shipments moved from Q3 to Q4 Primarily due to 8.0 software upgrades moving out of Q3 8.0 release commercial contract pending close of Ericsson's acquisition of Nortel's CDMA business Nortel update Close of Ericsson's acquisition running later than anticipated due to regulatory delays We now expect closing in November Market demand continues to be healthy Smartphones driving capacity expansion 7

EV-DO Products: Outlook Q4 2009 EV-DO Billings to be higher than Q4 2008 EV-DO 2H 2009 Billings to be higher than 1H 2009 Full year 2009 EV-DO Billings to be greater than 2008 Delivery of software release Version 8.0 Commercial contract signing when Ericsson/Nortel acquisition closes in Q4 2009 Upgrades installed after November will be billed in 2010 Deliver three EV-DO software releases in 2010 8

Femtocell Awareness Grows 9 "Mobile data usage is not just growing, it's exploding. By some estimates it will grow from 6 petabytes per month in 2008 to nearly 400 petabytes per month in 2013... The problem is many anticipate a 30-fold increase in wireless traffic. I believe one of the FCC's highest priorities is to close the spectrum gap." "Smart spectrum policy will be part of the solution... New technologies like smart antennas and femtocells hold promise." -Julius Genachowski, Chairman of the Federal Communications Commission "The wireless industry has reached the limits of what it can do to use radio spectrum more efficiently and needs to move on to making networks more dense through tools such as Femtocells." "We think we can get maybe eight to 10 times improvement in user experience by building out dense networks and managing the interference between the macro network and the femto network," -Paul Jacobs, CEO of Qualcomm, Inc.

Femtocell Products: Focus Now On Execution Several commercial deployment awards secured Primarily in the U.S. and Asia Both CDMA and UMTS products in final stages of software development, testing, and initial volume production We expect operator commercial launches in 1H 2010 10

11 Q3 2009 Financial Results Jeff Glidden, Vice President & CFO

Q3 2009 Results Q3 2009 Results Billings $31.2 million Billings related to EV-DO Release 8.0 software upgrades shifted from Q3 2009 and expected in Q4 2009 due to the timing of Ericsson acquisition of Nortel's CDMA business Operating profit on Billings $832,000 Cash used in operating activities $5.4 million 12 12

13 Q3 2009 Financial Results

14 % of Billings 2005 2006 2007 2008* Long-Term Model ** Gross Margin 71% 91% 94% 91% 65% - 75% Operating Expenses Research and Development 27% 39% 54% 51% 30% - 40% Sales and Marketing 3 5 8 10 9% - 11% General and Admin 3 4 5 6 5% - 6% In-process R & D 2 Total Operating Expenses 33 48 69 67 45% - 55% Op Income on Billings 39% 43% 25% 23% 20% - 25% Long-Term Financial Operating Model Notes: * FY 2008 results are adjusted to include $21.8 million of invoices to Nortel that were outstanding when Nortel filed for bankruptcy protection on January 14, 2009. ** Over 3 - 5 years reflecting anticipated mix of software and hardware products. Non-GAAP

15 Strong Balance Sheet & Cash Flow Cash & investments $228 $205* 9/27/09 12/28/08 Debt 0 0 ($M except per share data) Total assets $257 $286 Fully diluted shares 62.7 62.3 Cash flow from operations $13 ($14)* Cash & investments per share $3.17 $3.29 * $36.4 million of pre-bankruptcy outstanding invoices outstanding to Nortel as of September 27, 2009 Announced Stock Repurchase Programs July 2008 Stock Repurchase Program, up to $20M February 2009 second Stock Repurchase Program, up to an additional $20M Repurchased 4.4 million shares for $22.5M since July 2008

16 Airvana Outlook Q4 2009 Acquisition by Ericsson of Nortel's CDMA business to be completed in November 2009 Delivery of new EV-DO software release Version 8.0 in Q4 2009 Billings in the range of $44M to $46M As compared to $31.2M in Q3 2009 and $39.8M in Q4 2008 GAAP Revenue in the range of $38M to $40M Cash flow to be positive for Q4 2009 and for the full year 2009 2010 Preliminary Outlook Deliver three EV-DO software releases in 2010 EV-DO shipments to increase year-over-year Femtocell shipments & Billings to ramp significantly

Summary Opportunities Growth of wireless data services & smartphones driving demand Developing femtocell (CDMA & UMTS) market & services Strong & fundamental technology position Key marketing & technology partnerships Strong financial position 17